Exhibit 99.1

FOR IMMEDIATE RELEASE

LCC Contact:
Peter Deliso
Senior Vice President, New Ventures
pdeliso@lcc.com
+1.703.873.2910

LCC INTERNATIONAL ANNOUNCES RESIGNATION OF ITS CHIEF FINANCIAL OFFICER

MCLEAN, VIRGINIA, April 6, 2006 — LCC International, Inc., (NASDAQ: LCCI) a global leader in wireless voice and data turnkey technical consulting services, announced today that its Chief Financial Officer, C. R. Waldron, is resigning his position effective June 16, 2006. Mr. Waldron will remain with the Company through the filing of the Company’s Form 10-Q and will be conducting the normal certification process.

Dean Douglas, president and CEO of LCC said, “I would like to thank Bob for all of his efforts. He played a critical role in the company during a challenging transition period and he did a great job. We wish him all the best in his future endeavors.”

Mr. Douglas continued, “We are currently reviewing candidates for the position and I anticipate announcing Bob’s replacement within the coming weeks. In the mean time, I will be working closely with Bob and the financial organization to ensure a smooth transition.”

About LCC

LCC International, Inc. is a global leader in voice and data design, deployment and management solutions to the wireless telecommunications industry. Since 1983, LCC has performed technical services for the largest wireless operators in North and South America, Europe, The Middle East, Africa and Asia. The Company has worked with all major access technologies and has participated in the success of some of the largest and most sophisticated wireless systems in the world. Through an integrated set of technical business consulting, training, design, deployment, operations and maintenance services, LCC is unique in its ability to provide comprehensive turnkey services to wireless operators around the world. News and additional information are available at www.lcc.com.

Cautionary Note regarding forward-looking statements under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding LCC’s expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. These statements include statements about LCC’s expected release of product and service offerings. All forward-looking statements included in this release are based upon information available to LCC as of the date of this release, which may change, and LCC assumes no obligation to update any such forward-looking statement. These statements are not guarantees. Factors that could cause or contribute to differences from such expectations include, but are not limited to, delays in the development, commercialization or market acceptance of new offerings and other factors that may affect our business are discussed in LCC’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

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